                                                                     Exhibit 3.1


                            CERTIFICATE OF INCORPORATION

                                         OF

                                CHARTER STEEL, INC.


          I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

          FIRST:    The name of the corporation is Charter Steel, Inc.

          SECOND:   The registered office of the corporation is to be located at
229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address in The Prentice-Hall Corporation System, Inc.

          THIRD:    The purpose of the corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the power to do all and everything necessary suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers of which a corporation may be organized under the General Corporation Law of the State of Delaware, whether alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the corporation's business or powers or any part or parts thereof, provided the same be not inconsistent with said General Corporation Law; and it shall have the power to conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

          FOURTH:   The total number of shares of stock which the corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, par value of $.01 per share.

          FIFTH:    The name and address of the sole incorporator are as
follows:

               NAME                                ADDRESS
               ----                                -------

          Marilynn K. Beatty                 488 Madison Avenue
                                             New York, New York 10022

          SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and its directors and stockholders:

          1. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

          2. The Board of Directors shall have power without the assent or vote of the stockholders:

               (a) To make, alter, amend, change, add or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determining the use and disposition of any surplus or net profits; and to declare dividends; to fix the record date and the date for the payment of any dividends; and

               (b) To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

          3. The directors in their discretion may submit any contract or act for approval or ratification by the written consent of the stockholders, or at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or ratified by the written consent or vote of the holders of a majority of the stock of the corporation (which in the case of a meeting is represented in person or by proxy at such meeting, provided a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

          4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

          5. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          SEVENTH:  The corporation shall, to the full extent permitted by
Section 145 of the General corporation Law of the State of Delaware as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          EIGHTH:   Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and the said reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

          NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of November, 1986.


                                        /s/ Marilynn K. Beatty
                                        -------------------------------

                                        MARILYNN K. BEATTY
                                        Sole Incorporator

                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                                CHARTER STEEL, INC.

          It is hereby certified that:

          1. The name of the corporation (herein called the "Corporation") is Charter Steel, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking Article "FOURTH" thereof and by substituting in lieu of said Article the following new Article:

               "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is Twenty Thousand (20,000) shares of Common Stock, par value of $.01 per share."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by unanimous written consent of the sole Incorporator dated December 12, 1986, said amendment having been duly adopted by the sole Incorporator prior to the election of any directors of the Corporation and prior to the receipt of any payment for any of the Corporation's stock.

          IN WITNESS WHEREOF, Charter Steel, Inc. has caused this Certificate to be signed by its sole Incorporator this 12th day of December, 1986.

                                        Charter Steel, Inc.



                                        By: /s/ Marilynn K. Beatty
                                           ------------------------------
                                             Marilynn K. Beatty,
                                             Sole Incorporator

                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                                CHARTER STEEL, INC.

          It is hereby certified that:

          1. The name of the corporation (herein call the "Corporation") is Charter Steel, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking Article "FOURTH" thereof and by substituting in lieu of said Article the following new Article:

               "FOURTH: The total number of shares of stock which the corporation is authorized to issue is Forty Thousand (40,000) shares of Common Stock of which (a) twenty thousand (20,000) shall be designated Class A Common Stock with a par value of $.01 per share and shall entitle the holders thereof to one (1) vote per share, and (b) twenty thousand (20,000) shall be designated Class B Common Stock with a par value of $.01 per share and shall not entitle the holders thereof to any voting rights with respect thereto. Every reference in the General Corporation Law of the State of Delaware, this Certificate of Incorporation or the By-Laws of the corporation to a majority or other proportion or percentage of capital stock shall refer to a majority or other proportion or percentage of the aggregate votes of the outstanding shares of Class A Common Stock. In every other respect, the rights and privileges of the shares of Class A Common Stock and Class B Common Stock shall be identical. A holder of shares of Class B Common Stock, other than the initial holder thereof, shall have the right at any time and from time to time upon notice to the corporation to convert such shares into shares of Class A Common Stock on the basis of one share of Class A Common stock for each share of Class B Common Stock so converted. Shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock shall thereafter not be issued by the corporation. At such time as all shares of Class B Common Stock shall have been converted into shares of Class A Common Stock, then
     (i) no shares of Class B Common Stock shall thereafter be issued by the corporation; (ii) the Class A Common Stock shall thereafter be designated "Common Stock"; and (iii) the total number of shares of capital stock which the corporation shall thereafter be authorized to issue shall be changed to 40,000 shares of Common stock, without designation as to class."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by unanimous written consent of the sole Incorporator dated December 19, 1986, said amendment having been duly adopted by the sole Incorporator prior to the election of any directors of the Corporation and prior to the receipt of any payment for any of the Corporation's stock.

          IN WITNESS WHEREOF, CHARTER STEEL, INC. has caused this Certificate to be signed by its sole Incorporator this 19th day of December, 1986.

                                   CHARTER STEEL, INC.



                                   By: /s/ Marilynn K. Beatty
                                      --------------------------------
                                        Marilynn K. Beatty
                                        Sole Incorporator

                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                                CHARTER STEEL, INC.

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Charter Steel, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article, the following new Article:

               "FIRST: The name of the Corporation is Steel of West Virginia, Inc."

          3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FOURTH" thereof and by substituting in lieu of said Article, the following new Article:

               "FOURTH: The total number of shares of capital stock that may be issued by the Corporation is Eight Million Five Hundred Thousand (8,500,000) shares of which (a) 8,000,000 shares shall be common stock, par value $.01 per share, which shall be designated Common Stock ("Voting Common Shares"), and (b) 500,000 shares shall be common stock, par value $.01 per share, which shall be designated Non-voting Common Stock ("Non-voting Common Shares") (the Voting Common Shares and Non-voting Common Shares shall hereinafter collectively be referred to as "Common Shares"). Each of the currently outstanding shares of Class A Common Stock, par value $.01 per share, shall be automatically converted and split into three hundred forty (340) Voting Common Shares and the currently outstanding shares of Class B Common Stock, par value $.01 per share, shall be automatically converted and split into three hundred forty (340) Non-voting Common Shares; with the result that (i) the 9,280 currently outstanding shares of Class A Common Shares shall be converted and split into a total of 3,155,200 shares of Common Stock and (ii) the 729 currently outstanding shares of Class B Common Stock shall be converted and split into a total of 244,800 shares of Non-voting Common Stock. No fractional Common Shares or script representing fractional shares shall be issued upon such automatic conversion, but in lieu thereof, there shall be paid and amount in cash at the rate of $1.382 per share.

               The designations, rights, powers and preferences of, and the qualifications, limitations and restrictions on, the shares of each such series of Common Shares of the Corporation are as follows:

          1. DIVIDENDS. Dividends may be paid upon the outstanding Common Shares (on a pro rata basis among all such shares outstanding as of the record date fixed by the Board of Directors for the relevant dividend) from time to time when and as declared by the Board of Directors out of any funds legally available therefor.

          2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, the then holders of record of the outstanding Common Shares shall be entitled to receive pro rata any and all assets of the Corporation remaining available for distribution.

          3. VOTING RIGHTS. Except as otherwise provided by the Delaware General Corporation Law or any other applicable statute or by any express provision of this Certificate:

               (a) the holders of record of Voting Common Shares shall be entitled to one vote for each share for the election of directors and upon all other matters submitted to a voted of stockholders of the Corporation;

               (b) the holders of record of Non-voting Common Shares shall not be entitled to notice of, or to attend or vote at, any annual or special meeting of the stockholders of the Corporation.

               Except as otherwise provided in this Section 3 or in Sections 4, 5 and 6 below, Common Shares of each series shall have the identical rights, powers and preferences and be subject to the identical qualifications, limitations and restrictions.

          4. OPTIONAL CONVERSION OF NON-VOTING COMMON SHARES INTO VOTING COMMON SHARES

               (a) Each holder of one or more Non-voting Common Shares shall have the right, at that holder's option, to convert those Non-voting Common Shares into Voting Common Shares at the rate of one Non-voting Common Share for one Voting Common share, subject to and in accordance with the terms and conditions of this Section 4; PROVIDED, HOWEVER, that no such holder of Non-voting Common Shares that is a Regulated person shall be entitled to effect any such conversion thereof if the conversion would cause that holder to be in violation of any rules or regulations of the Board of Governors of the Federal Reserve System as shall be in effect and applicable to that holder at the time of the proposed conversion (the "Bank Regulations"). For the purposes hereof, the term "Regulated Person" shall mean an entity that is subject to regulation by the Board of Governors of the Federal Reserve System. In connection with any such conversion of Non-Voting Common Shares, the holder proposing to effect that conversion shall provide to the Corporation, together with the notice of conversion required pursuant to Section 4(c) below, a certificate confirming either that it is not a Regulated Person or that the conversion would not cause it to be in violation of the Bank Regulations, together with such supporting information as the Corporation shall reasonably require to confirm the accuracy of that certificate.

               (b) Non-voting Common Shares shall be convertible into fully paid and non-assessable Voting Common Shares at the rate herein specified, without payment or adjustment for any dividends declared and unpaid on the Non-voting Common Shares surrendered for conversion to the date of conversion. Any such declared and unpaid dividends shall constitute a debt of the Corporation, payable without interest to the converting holder on the date fixed by the Board of Directors as the record date for such dividend.

               (c) To convert some or all of his Non-voting Common Shares into Voting Common Shares, the holder thereof shall surrender to the Corporation the certificate(s) evidencing those Non-voting Common Shares, duly endorsed to the Corporation or in blank, and shall give written notice to the Corporation that he elects to convert the same into Voting Common Shares and the name(s) in which the holder wishes the certificate(s) evidencing the shares issuable upon such conversion to be issued. As soon as reasonably practicable thereafter, the Corporation shall deliver to that holder, or to his nominee(s), one or more certificates evidencing the number of shares to which the holder shall be entitled as aforesaid. Non-voting Common Shares shall be deemed to have been converted as of the date of surrender thereof for conversion as aforesaid, and the person(s) entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of those shares on that date, and each such share shall be deemed outstanding on that date.

               (d) The issuance of certificates evidencing Voting Common Shares upon conversion of Non-voting Common Shares shall be made without charge to the converting holder for any tax in respect of the issuance of such certificates; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery upon any such conversion of any certificate representing shares in a name other than that of the holder of the Non-voting Common Shares so converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person(s) requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               (e) The corporation shall at all times reserve and keep available out of its authorized but unissued Voting Common Shares, solely for the purpose of effecting the conversion of Non-voting Common Shares pursuant to this Section 4 and Section 5 below, the full number of whole Voting Common Shares then deliverable upon the conversion of all of the Non-voting Common shares convertible into Voting Common Shares at the time outstanding.

          5. AUTOMATIC CONVERSION OF NON-VOTING COMMON SHARES INTO VOTING COMMON SHARES

               (a) Non-voting Common Shares shall be automatically converted, on a one-for-one basis, into fully paid and non-assessable Voting Common Shares
(i) upon the sale of any such shares pursuant to a public offering registered under the Securities Act of 1933 (the "Act"), (ii) upon the sale of any such shares in a broker's transaction or transaction directly with a market maker within the meaning of Rule 144 under the act (a "Permitted Sale") or (iii) with respect to the shares of any holder of Non-voting Common Shares, at such time as the total number of Voting Common Shares and Non-voting Common Shares of such holder would represent less than 5% of the total number of Voting Common Shares outstanding, taking into account the number of Voting Common Shares which will be held upon the conversion of the

Non-voting Common Shares to Voting Common Shares. Each of the events described in clauses (i), (ii) and (iii) herein shall hereinafter be referred to as a "Conversion Event".

               (b) Upon the occurrence of a Conversion Event, holders of Non-voting Common Shares shall surrender for cancellation to the Corporation the certificate(s) which, immediately prior to a Conversion Event, represented outstanding Non-voting Common Shares and, in the case of a Permitted Sale, a certificate confirming that such shares were obtained in a Permitted Sale, together with such supporting information as the Corporation shall reasonably require to confirm the accuracy of the certificate. As soon as reasonably practicable after the surrender of said certificate(s), the Corporation shall deliver to the holder of such certificate(s), or to his nominee(s), one or more certificates evidencing the number of Voting Common Shares into which those Non-voting Common Shares shall have been automatically converted as a result of such Conversion Event. No payment or adjustment shall be made for any dividends declared and unpaid on the Non-voting Common Shares surrendered to the date of such Conversion Event. Any such declared and unpaid dividends shall constitute a debt of the Corporation, payable without interest to the holder of the converted Non-voting Common Shares on the date fixed by the Board of directors as the record date for such dividend. The Voting Common Shares into which the Non-voting Common Shares shall be converted as a result of a Conversion Event shall be deemed to have been issued at the time of the Conversion Event.

          6. AUTOMATIC CONVERSION OF VOTING COMMON SHARES INTO NON-VOTING COMMON SHARES

               (a) In the event that the amount of Voting Common Shares held by Regulated Person is in an amount equal to or greater than 5% of the total number of Voting Common Shares outstanding, an amount of such Regulated Person's Voting Common Shares sufficient to bring such Regulated Person's holdings of Voting Common Shares to less than 5% shall be automatically converted, on a one-for-one basis, into fully paid and non-assessable Non-voting Common Shares which event shall hereinafter be referred to as a "Subsequent Conversion Event"; and

               (b) Upon such occurrence of a Subsequent Conversion Event, holders of Voting Common Shares shall surrender for cancellation to the Corporation the certificate(s) which, immediately prior to a Subsequent Conversion Event, represented outstanding Voting Common Shares together with such supporting information as the Corporation shall reasonable require to confirm the accuracy of the certificate. As soon as reasonably practicable after the surrender of said certificate(s), the Corporation shall deliver to the holder of such certificate(s), or to his nominee(s), one or more certificates evidencing the number of Non-voting Common Shares into which those Voting Common Shares shall have been automatically converted pursuant to Section 6 (a) hereof. No payment or adjustment shall be made for any dividends declared and unpaid on the Voting Common Shares surrendered to the date of such Subsequent Conversion Event. Any such declared and unpaid dividends shall constitute a debt of the Corporation, payable without interest to the holder of the converted Voting Common Shares on the date fixed by the Board of Directors as the record date for such dividend. The Non-voting Common Shares into which the Voting Common Shares shall be converted pursuant to Section 6 (a) hereof as a result of a Subsequent Conversion Event shall be deemed to have been issued at the time of the "Subsequent Conversion Event."

          4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware by unanimous written consent of the Board of Directors and by written consent of the holders of a majority of the outstanding stock of the Corporation pursuant to Section 228(c) of the General Business Law, written notice of the adoption of the amendments herein having been given to those stockholders who have not consented in writing thereto.

          IN WITNESS WHEREOF, Charter Steel, Inc. has caused this Certificate to be signed by its Chairman of the Board and attested by its Secretary this 24th day of August, 1987.

                                   CHARTER STEEL, INC.


                                   By: /s/ Patricia R. Merrick
                                      -------------------------------
                                        Patricia R. Merrick
                                        Chairman of the Board

ATTEST:



/s/ Eric M. Mencher
------------------------------
Eric M. Mencher
Assistant Secretary

                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                            STEEL OF WEST VIRGINIA, INC.

          The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

          FIRST:    The name of the corporation is:

                    Steel of West Virginia, Inc.

          SECOND:   The corporation hereby amends its Certificate of
Incorporation as follows:

          Paragraph FOURTH of the Certificate of Incorporation, relating to the capital stock of the corporation is hereby amended to read, in its entirety, as follows:

          FOURTH:   The total number of shares of capital stock that the
corporation shall have authority to issue is twelve million (12,000,000) shares of Common Stock, par value $.01 per share.

          THIRD:    The amendment effected herein was authorized by vote of a
majority of stockholders at the annual meeting of stockholders of the corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 16th day of November, 1995.


                                        By: /s/ Timothy R. Duke
                                           -------------------------------
                                             Name:   Timothy R. Duke
                                             Title:  Vice President
ATTESTED AND ACKNOWLEDGED:



/s/ Stephen A. Albert
------------------------------
Name:   Stephen A. Albert
Title:  Secretary

                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                            STEEL OF WEST VIRGINIA, INC.


     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

     FIRST:    The name of the corporation is:

                             Steel Of West Virginia, Inc.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Paragraph FOURTH of the Certificate of Incorporation, relating to the capital stock of the corporation, is hereby amended to read, in its entirety, as follows:

     "FOURTH: The total number of shares of capital stock that the corporation shall have authority to issue is seventeen million (17,000,000) shares of Common Stock, par value $.01 per share."

     THIRD:    The amendment effected herein was authorized by vote of a
majority of the outstanding shares of the corporation at the annual meeting of stockholders of the corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 2nd day of June, 1998.


                                   By: /s/ Timothy R. Duke
                                      -------------------------------
                                        Name:   Timothy R. Duke
                                        Title:  President

ATTESTED AND ACKNOWLEDGED:


/s/ Stephen A. Albert
---------------------------------
Name:   Stephen A. Albert
Title:  Secretary